AMENDED AND RESTATED MASTER INTERCOMPANY        EXHIBIT 4.1.1
                                LOAN AGREEMENT

                               21 NOVEMBER 2007

                       PERMANENT FUNDING (NO. 2) LIMITED
                                 AS FUNDING 2

                          PERMANENT MASTER ISSUER PLC
                               AS MASTER ISSUER

                             THE BANK OF NEW YORK
                         AS FUNDING 2 SECURITY TRUSTEE

                                      AND

                                CITIBANK, N.A.
                                 AS AGENT BANK

                                   CONTENTS

CLAUSE                                                                     PAGE

1.       Definitions and Interpretation.......................................1
2.       The Facility.........................................................2
3.       Conditions Precedent.................................................2
4.       Purpose..............................................................3
5.       Limited Recourse.....................................................4
6.       Advance of Loan Tranches.............................................5
7.       Interest.............................................................6
8.       Repayment...........................................................10
9.       Prepayment..........................................................11
10.      Taxes...............................................................12
11.      Illegality..........................................................13
12.      Mitigation..........................................................13
13.      Representations and Warranties of Funding.2.........................13
14.      Covenants...........................................................15
15.      Default.............................................................18
16.      Default Interest and Indemnity......................................19
17.      Payments............................................................20
18.      Entrenched Provisions...............................................21
19.      Further Provisions..................................................21
20.      Redenomination......................................................22
21.      Notices.............................................................23
22.      Governing Law and Submission to Jurisdiction........................23

SCHEDULE

1.       Condi tions Precedent...............................................24
2.       Form of Loan Tranche Notice.........................................26
3.       Form of Loan Tranche Supplement.....................................27
4.       Solvency Certificate................................................33

Signatories..................................................................35

THIS AMENDED AND RESTATED MASTER INTERCOMPANY LOAN AGREEMENT (this AGREEMENT) is made as a deed on 21 November 2007

BETWEEN:

(1) PERMANENT FUNDING (NO. 2) LIMITED (registered number 4441772), a private limited company incorporated under the laws of England and Wales whose registered office is at 35 Great St. Helen's, London EC3A 6AP (FUNDING 2);

(2) PERMANENT MASTER ISSUER PLC (registered number 5922774), a public limited company incorporated under the laws of England and Wales whose registered office is at 35 Great St. Helen's, London EC3A 6AP (the MASTER ISSUER);

(3) THE BANK OF NEW YORK, a national association acting through its office at One Canada Square, London E14 5AL (acting in its capacity as the FUNDING 2 SECURITY TRUSTEE, which expression shall include such company and all other persons or companies for the time being acting as security trustee (or co-trustee) pursuant to the terms of the Funding 2 Deed of Charge); and

(4) CITIBANK, N.A., acting through its office at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (acting in its capacity as the AGENT BANK).

WHEREAS:

(A) From time to time, the Master Issuer has issued and will issue Notes pursuant to the Programme.

(B) From time to time after the date hereof, the Master Issuer Subordinated Loan Provider will make Master Issuer Subordinated Loans to the Master Issuer pursuant to the Master Issuer Subordinated Loan Agreements.

(C) From time to time after the date hereof, the Master Issuer Start-up Loan Provider will advance Master Issuer Start-up Loans to the Master Issuer pursuant to the Master Issuer Start-up Loan Agreements.

(D) The Master Issuer has agreed that it will lend the proceeds (or, as applicable, the sterling equivalent thereof) of any issue of Notes, any borrowings under the Master Issuer Subordinated Loan Agreements and any borrowings under the Master Issuer Start-up Loan Agreements to Funding 2.

(E) The Master Intercompany Loan Agreement sets out the terms and conditions with respect to lending by the Master Issuer of the proceeds of the issue of Notes.

(F) The parties to the Master Intercompany Loan Agreement have agreed to further amend and restate the terms of the Master Intercompany Loan Agreement as set out herein including to set out the terms and conditions with respect to lending by the Master Issuer of the proceeds of the borrowings under the Master Issuer Subordinated Loan Agreements and the Master Issuer Start-up Loan Agreements to Funding 2.

1.       DEFINITIONS AND INTERPRETATION

1.1 The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Agreement and dated 21 November 2007 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Agreement) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) is expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction

         Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement (including the Recitals hereto) and this Agreement shall be construed in accordance with the interpretation provisions set out in Clause 3 of the Master Definitions and Construction Schedule.

1.2 This Agreement amends and restates the Master Intercompany Loan Agreement made on 17 October 2006 as amended and restated on 1 March 2007 (the PRINCIPAL AGREEMENT). As of the date of this Agreement, any future rights or obligations (excluding such obligations accrued to the date of this Agreement) of a party under the Principal Agreement shall be extinguished and shall instead be governed by this Agreement.

2.       THE FACILITY

         Subject to the terms of this Agreement, the Master Issuer agrees to make available to Funding 2 a facility (the MASTER INTERCOMPANY LOAN FACILITY). On the London Business Day prior to each Closing Date and/or each Advance Date (as applicable), the Master Issuer shall offer Loan Tranches to Funding 2 under the Master Intercompany Loan Facility that correspond to:

         (a) each Series and Class of Notes to be issued by the Master Issuer on the relevant Closing Date;

         (b) each Master Issuer Subordinated Loan to be advanced to the Master Issuer on the relevant Advance Date; and/or

         (c) each Master Issuer Start-Up Loan to be advanced to the Master Issuer on the relevant Advance Date.

         Each Loan Tranche shall be denominated in Sterling. Subject to the terms of this Agreement, on each Closing Date and/or each Advance Date (as applicable), Funding 2 shall accept the offer.

3.       CONDITIONS PRECEDENT

         Save as the Master Issuer, Funding 2 and the Funding 2 Security Trustee may otherwise agree, each Loan Tranche will not be available for utilisation on the relevant Closing Date and/or Advance Date (as applicable) unless:

         (a) (with respect to all Rated Loan Tranches) the related Series and Class of Notes has been issued by the Master Issuer on the relevant Closing Date and the subscription proceeds thereof have been received by or on behalf of the Master Issuer;

         (b) (with respect to all Subordinated Loan Tranches) the related Master Issuer Subordinated Loan has been advanced by the Master Issuer Subordinated Loan Provider to the Master Issuer on the relevant Advance Date and the proceeds thereof have been received by or on behalf of the Master Issuer;

         (c) (with respect to all Start-Up Loan Tranches) the related Master Issuer Start-Up Loan has been advanced by the Master Issuer Start-Up Loan Provider to the Master Issuer on the relevant Advance Date and the proceeds thereof have been received by or on behalf of the Master Issuer;

         (d) the Funding 2 Security Trustee has confirmed to Funding 2 that it or its advisers have received all the information and documents listed in Schedule 1 hereto (Conditions Precedent) in form and substance satisfactory to the Funding 2 Security Trustee;

         (e) Funding 2 and the Master Issuer have signed a Loan Tranche Supplement (substantially in the form set out in Schedule 3 hereto (Form of Loan Tranche Supplement));

         (f) Funding 2 has confirmed in the applicable Loan Tranche Supplement that:

                 (i) no Master Intercompany Loan Event of Default has occurred and is continuing unremedied (if capable of remedy) or unwaived or would result from the making of such Loan Tranche;

                 (ii) the representations set out in Clause 13 are true on and as of the relevant Closing Date by reference to the facts and circumstances then existing; and

                 (iii) there will be no debit balance on the Funding 2 Principal Deficiency Ledger after the application of the Funding 2 Available Revenue Receipts on the next Funding 2 Interest Payment Date;

         (g) Funding 2 has delivered a solvency certificate substantially in the form set out in Schedule 4 hereto;

         (h) the Master Issuer has confirmed in the applicable Loan Tranche Supplement that no Note Event of Default has occurred and is continuing unremedied (if capable of remedy) or unwaived or would result from the making of such Loan Tranche;

         (i) each of the Rating Agencies has confirmed in writing to the Master Issuer Security Trustee and/or the Funding 2 Security Trustee that there will not, as a result of the Master Issuer issuing any Notes on the Closing Date, be any reduction, qualification or withdrawal of the then current ratings by the Rating Agencies of any then outstanding Notes of the Master Issuer;

         (j) one or more Deeds of Accession relating to the Funding 2 Deed of Charge have been executed by any additional Funding 2 Secured Creditors and the parties to the Funding 2 Deed of Charge; and

         (k) all other conditions precedent as may be specified in the applicable Loan Tranche Supplement have been satisfied.

4.       PURPOSE

4.1      PURPOSE AND APPLICATION OF RATED LOAN TRANCHES AND SUBORDINATED LOAN
         TRANCHES

(a) The proceeds of each Loan Tranche (excluding any Start-Up Loan Tranche) may only be used by Funding 2:

         (i) to pay the Seller the Purchase Price for the sale of any New Portfolio to the Mortgages Trustee on the relevant Closing Date (which payment shall increase the Funding 2 Share of the Trust Property in accordance with the terms of the Mortgages Trust Deed);

         (ii) to acquire part of the Funding 1 Share and/or the Seller Share of the Trust Property (such payment to be made to Funding 1 and/or the Seller, as the case may be, which shall increase the Funding 2 Share of the Trust Property in accordance with the terms of the Mortgages Trust Deed);

         (iii) (in the case of Rated Loan Tranches only) to refinance the existing debt of Funding 2, including any existing Loan Tranche or of any New Issuer or New Beneficiary in order to refinance a New Intercompany Loan (in whole or in part); and/or

         (iv) to fund or partly fund or replenish the Funding 2 General Reserve Fund and/or (if any) the Funding 2 Liquidity Reserve Fund (in whole or in part).

(b) The proceeds of each Start-Up Loan Tranche may only be used by Funding 2 either:

         (i) to fund the Funding 2 General Reserve Fund and/or (if any) the Funding 2 Liquidity Reserve Fund (in whole or in part);

         (ii) to fund the payment of the fees, costs and expenses incurred by or on behalf of Funding 2 in connection with the payment to the Seller of part of the consideration for Loans (together with their Related Security) sold to the Mortgages Trustee and/or the acquisition of part of the Funding 1 Share of the Trust Property and/or Seller Share of the Trust Property on the relevant Closing Date and/or Advance Date; and/or

         (iii) to fund the payment of the fees, costs and expenses payable or incurred by or on behalf of Funding 2 under the Master Intercompany Loan Agreement which relate to the costs of issuance of the Notes on the relevant Closing Date and/or the advance of a Master Issuer Subordinated Loan on the relevant Advance Date.

4.2      APPLICATION OF AMOUNTS

         Without prejudice to the obligations of Funding 2 under this Clause 4, neither the Funding 2 Security Trustee nor any of the Funding 2 Secured Creditors shall be obliged to concern themselves as to the application of amounts raised by Funding 2 under a Loan Tranche.

5.       LIMITED RECOURSE

5.1      RECOURSE LIMITED TO AVAILABLE FUNDS

         Subject to Clause 5.2 but notwithstanding the terms of any other provision in this Agreement or any other Transaction Document, each of the Master Issuer and the Funding 2 Security Trustee agree that the liability of Funding 2 in respect of its obligations to repay principal and pay interest or any other amounts due under this Agreement or for any breach of any representation, warranty, covenant or undertaking of Funding 2 under this Agreement shall be limited to amounts standing to the credit of the Funding 2 GIC Account and the Funding 2 Transaction Account from time to time (including, for the avoidance of doubt, amounts received by Funding 2 in respect of the Funding 2 Share of the Trust Property and from the Funding 2 Swap Provider) provided that the application of such amounts to the discharge of Funding 2's obligations under this Agreement shall be subject to the terms of the Funding 2 Deed of Charge and the relevant Funding 2 Priority of Payments in all cases.

5.2      SHORTFALL ON FINAL REPAYMENT DATE

         To the extent that on the Final Repayment Date of any Loan Tranche advanced under this Agreement there is a shortfall between all amounts (including interest and principal) payable on that Loan Tranche under this Agreement and the amounts available therefor, that shortfall shall not be due and payable to the Master Issuer until the time, if ever, when Funding 2 has enough money available to pay the shortfall on that Loan Tranche after making any other payments due that rank higher in priority to that Loan Tranche. Following enforcement of the Funding 2 Security and distribution of all enforcement proceeds in accordance with the Funding 2 Deed of Charge, all outstanding claims that the Master Issuer and the Funding 2 Security Trustee may otherwise have against Funding 2 will be extinguished.

6.       ADVANCE OF LOAN TRANCHES

6.1      NOTICE TO FUNDING 2

         Not later than 2:00 p.m. (London time) on the relevant Closing Date (or such later time as may be agreed in writing by Funding 2, the Master Issuer and the Funding 2 Security Trustee), Funding 2 shall give to the Master Issuer (copied to the Funding 2 Security Trustee) a Loan Tranche Notice (substantially in the form set out in Schedule 1 hereto (Form of Loan Tranche Notice)) which shall request the drawing of a Loan Tranche and delivery of which shall (subject to the terms of this Agreement and (in the case of Rated Loan Tranches) to the issue of the relevant Series and Class of Notes by the Master Issuer, (in the case of Subordinated Loan Tranches) to the advance by the Master Issuer Subordinated Loan Provider of the relevant Master Issuer Subordinated Loan to the Master Issuer and (in the case of Start-Up Loan Tranches) to the advance by the Master Issuer Start-Up Loan Provider of the relevant Master Issuer Start-Up Loan to the Master Issuer) oblige Funding 2 to borrow the whole amount stated in the Loan Tranche Notice on the relevant Closing Date upon the terms and subject to the conditions contained in this Agreement and such Loan Tranche Notice will set out, inter alia:

         (a) the amount and currency or currencies of the proposed issue of each Series and Class of Notes under the Programme;

         (b) (in the case of Rated Loan Tranches only) the Specified Currency Exchange Rate(s) at which the Master Issuer will swap the proceeds of each Series and Class of Notes that is not denominated in Sterling into Sterling; and

         (c) the principal amount of each Loan Tranche available for drawing under the Master Intercompany Loan Facility on such Closing Date.

6.2 LOAN TRANCHES CORRESPOND TO SERIES AND CLASSES OF NOTES, MASTER ISSUER SUBORDINATED LOAN OR MASTER ISSUER START-UP LOAN

         Each Loan Tranche shall be identified by reference to the relevant Series and Class of Notes, the Master Issuer Subordinated Loan or the Master Issuer Start-Up Loan that is used to fund it, as set out in the applicable Loan Tranche Supplement.

6.3      LOAN TRANCHE SUPPLEMENT

         The Loan Tranche Supplement to be signed on each Closing Date in accordance with Clause 3(e) shall record, amongst other things, the amount of each Loan Tranche to be made on such Closing Date or Advance Date (as applicable), which shall correspond to the principal amount of such Loan Tranche that is available for drawing which is notified to the Master Issuer in the applicable Loan Tranche Notice.

6.4      SINGLE DRAWING OF THE LOAN TRANCHE

         On satisfaction of the conditions set out in Clause 3 the Master Issuer shall make the applicable Loan Tranches available to Funding 2 on the relevant Closing Date. Each Loan Tranche to be made on the relevant Closing Date or Advance Date (as applicable) will only be available for drawing by Funding 2 on the relevant Closing Date and will not be available for drawing on a later date.

6.5      REDEMPTION/PAYMENT BASIS

         Each Rated Loan Tranche may be a Bullet Loan Tranche, a Scheduled Amortisation Loan Tranche, a Pass-Through Loan Tranche or a combination of any of the foregoing, depending upon the Redemption/Payment Basis shown in the applicable Loan Tranche Supplement.

7.       INTEREST

7.1      LOAN TRANCHE INTEREST PERIODS

(a) The first Loan Tranche Interest Period in respect of a Loan Tranche will commence on (and include) the Loan Tranche Interest Commencement Date relating to that Loan Tranche and end on (but exclude) the first Funding 2 Interest Payment Date falling thereafter. Each subsequent Loan Tranche Interest Period shall commence on (and include) a Funding 2 Interest Payment Date and end on (but exclude) the next following Funding 2 Interest Payment Date.

(b) Whenever it is necessary to compute an amount of interest in respect of a Loan Tranche for any period (including any Loan Tranche Interest Period), such interest shall be calculated on the basis of actual days elapsed in a 365 day year.

7.2      DETERMINATION OF LOAN TRANCHE INTEREST AMOUNT

         In relation to any Loan Tranche, the rate of interest payable (the LOAN TRANCHE RATE OF INTEREST) and the relevant Sterling interest amount (each a LOAN TRANCHE INTEREST AMOUNT) in respect of such Loan Tranche shall be determined on the basis of the provisions set out below:

         (a) On the Loan Tranche Interest Determination Date in relation to such Loan Tranche, the Agent Bank will determine the Relevant Screen Rate in respect of such Loan Tranche at or about 11.00 am London time. If the Relevant Screen Rate is unavailable, the Agent Bank will request the principal London office of each of the Reference Banks to provide the Agent Bank with its offered quotation to leading banks for three-month Sterling deposits of [POUND]10,000,000 in the London inter-bank market as at or about 11.00 a.m. London time on such Loan Tranche Interest Determination Date.

         (b) The Loan Tranche Rate of Interest for such Loan Tranche for the Loan Tranche Interest Period relating to such Loan Tranche shall be the aggregate of:

                 (i)     the Relevant Margin in respect of such Loan Tranche;
                         and

                 (ii) the Relevant Screen Rate in respect of such Loan Tranche or, if the Relevant Screen Rate is unavailable, the arithmetic mean (or, in the case of the initial Loan Tranche Interest Determination Date for such Loan Tranche, the linear interpolation of the arithmetic mean) of such offered quotations by the Reference Banks (rounded upwards, if necessary, to five decimal places).

         (c) If on any Loan Tranche Interest Determination Date in relation to such Loan Tranche, the Relevant Screen Rate in respect of such Loan Tranche is unavailable and only two or three of the Reference Banks provide offered quotations, the Loan Tranche Rate of Interest for such Loan Tranche for the relevant Loan Tranche Interest Period shall be determined in accordance with the provisions of subparagraph (a) above on the basis of the offered quotations of those Reference Banks providing such quotations.

         (d) If, on any such Loan Tranche Interest Determination Date, only one or none of the Reference Banks provides the Agent Bank with such an offered quotation, the Agent Bank shall forthwith consult with the Funding 2 Security Trustee for the purposes of agreeing two banks (or, where one only of the Reference Banks provided such a quotation, one additional bank) to provide such a quotation or quotations to the Agent Bank (which bank or banks are in the opinion of the Funding 2 Security Trustee suitable for such purpose) and the Loan Tranche Rate of Interest for such Loan Tranche for the Loan Tranche Interest Period in question shall be determined, as aforesaid, on the basis of the offered quotations of such banks as so agreed (or, as the case may be, the offered quotations of such bank as so agreed and the relevant Reference Bank).

         (e) If no such bank or banks is or are so agreed or such bank or banks as so agreed does or do not provide such a quotation or quotations, then the Loan Tranche Rate of Interest for such Loan Tranche for the relevant Loan Tranche Interest Periods shall be the Loan Tranche Rate of Interest in relation to such Loan Tranche in effect for the immediately preceding Loan Tranche Interest Period to which subparagraph (a) above shall have applied but taking account of any change in the Relevant Margin in relation to such Loan Tranche.

         (f) There will be no minimum or maximum Loan Tranche Rate of Interest for such Loan Tranche.

         (g) The Agent Bank shall as soon as practicable after 11:00 a.m. (London time) on each Loan Tranche Interest Determination Date, determine and notify the Master Issuer, Funding 2, the Cash Manager and the Funding 2 Security Trustee of: (i) the Loan Tranche Rate of Interest applicable to such Loan Tranche for the relevant Loan Tranche Interest Period and (ii) the Loan Tranche Interest Amount payable in respect of each Rated Loan Tranche for the relevant Loan Tranche Interest Period. The Cash Manager shall determine the Loan Tranche Interest Amount payable in respect of each Subordinated Loan Tranche and each Start-Up Loan Tranche for the relevant Loan Tranche Interest Period.

         (h) The Loan Tranche Interest Amount for such Loan Tranche shall be determined by applying the relevant Loan Tranche Rate of Interest to the Outstanding Principal Balance of such Loan Tranche, multiplying the sum by the day count fraction described in Clause 7.1 and rounding the resultant figure to the nearest penny (half a penny being rounded upwards).

         (i) If the Agent Bank does not at any time for any reason determine the Loan Tranche Rate of Interest for any Loan Tranche and the Loan Tranche Interest Amount for any Rated Loan Tranche in accordance with paragraphs 7.2(a) to (g) above, the Funding 2 Security Trustee shall (subject to it being indemnified to its satisfaction) determine the Loan Tranche Rate of Interest for each Loan Tranche and Loan Tranche Interest Amount for each Rated Loan Tranche and any such determination shall be deemed to have been made by the Agent Bank.

         (j) All notifications, opinions, determinations, certificates, calculations and decisions given, expressed, made or obtained for the purposes of this Clause 7, whether by the Agent Bank or the Funding 2 Security Trustee, shall (in the absence of wilful default, bad faith or manifest error) be binding on Funding 2, the Master Issuer, the Cash Manager, the Agent Bank, the Funding 2 Security Trustee and (in such absence as aforesaid) no liability to Funding 2 shall attach to the Master Issuer, the Agent Bank, the Funding 2 Security Trustee or the Cash Manager in connection with the exercise or non-exercise by them or any of them of their powers, duties and discretions hereunder.

7.3      PAYMENT ON FUNDING 2 INTEREST PAYMENT DATES

         Subject to Clause 5.1, Funding 2 shall pay interest in respect of each Loan Tranche on the Funding 2 Interest Payment Dates specified in the applicable Loan Tranche Supplement.

7.4      DEFERRED INTEREST

         Subject to Clause 5.2, to the extent that there are insufficient funds available to pay interest on a Loan Tranche on any Funding 2 Interest Payment Date, the shortfall in the interest amount payable will not then fall due but will instead be due on the following Funding 2 Interest Payment Date on which sufficient funds are available to pay such interest, and pending such payment, will accrue interest at the rate specified for such Loan Tranche in the applicable Loan Tranche Supplement.

7.5      CERTAIN FEES

         In addition to the interest and principal payments to be made by Funding 2 in respect of each Loan Tranche under this Clause 7 and Clause 8, respectively, on each Funding 2 Interest Payment Date or on any other date on which the Master Issuer notifies Funding 2, but subject to Clause 5.1, Funding 2 shall pay to the Master Issuer for same day value to the Master Issuer Transaction Account a fee for the provision of the Master Intercompany Loan Facility (except that in the case of payments due under paragraphs (b), (d), (e) and (j) below, such payments shall be paid when due by the Master Issuer). Such fee shall be an amount or amounts in the aggregate equal to the following:

         (a) the fees, costs, charges, liabilities and expenses and any other amounts due and payable to the Note Trustee and the Funding 2 Security Trustee pursuant to the Master Issuer Trust Deed, the Master Issuer Deed of Charge or any other Transaction Document, together with interest thereon as provided therein;

         (b) the reasonable fees and expenses of any legal advisers, accountants and auditors appointed by the Master Issuer and properly incurred in their performance of their functions under the Transaction Documents which have fallen due;

         (c) the fees, costs and expenses due and payable to the Paying Agents, the Agent Bank, the Transfer Agent and the Registrar pursuant to the Master Issuer Paying Agent and Agent Bank Agreement;

         (d) any amounts due and payable by the Master Issuer to HM Revenue and Customs in respect of the Master Issuer's liability to United Kingdom corporation tax (insofar as payment is not or will not be capable of being satisfied by the surrender of group relief or out of the profits, income or gains of the Master Issuer and subject to the terms of the Master Issuer Deed of Charge) or any other Taxes payable by the Master Issuer;

         (e) the fees, costs, charges, liabilities and expenses due and payable to the Master Issuer Account Bank pursuant to the Master Issuer Bank Account Agreement (if any);

         (f) the fees, costs, charges, liabilities and expenses due and payable to the Master Issuer Cash Manager pursuant to the Master Issuer Cash Management Agreement;

         (g) the fees, costs, charges, liabilities and expenses due and payable to the Master Issuer Corporate Services Provider pursuant to the Master Issuer Corporate Services Agreement;

         (h) any termination payment due and payable by the Master Issuer to a Master Issuer Swap Provider pursuant to a Master Issuer Swap Agreement (which amount received by the Master Issuer from Funding 2 by way of the Senior Fee, and any amount received by the Master Issuer in consideration of it entering into an agreement in replacement of such Master Issuer Swap Agreement, shall be deemed to be received by the Master Issuer in respect of the Loan Tranche corresponding to the Series and Class of Notes to which such Master Issuer Swap Agreement relates);

         (i) an amount equal to 0.01% of the interest amounts paid by Funding 2 to the Master Issuer on the Loan Tranches on Funding 2 Interest Payment Date, provided that the amount payable by Funding 2 to the Master Issuer pursuant to this paragraph
                 (i)together with the amount payable by Funding 2 to the Master Issuer pursuant to paragraph (d) above, in respect of each accounting period of the Master Issuer, shall in aggregate not exceed an amount equal to 0.01% of the interest amounts paid by Funding 2 to the Master Issuer in respect of the Loan Tranches in that accounting period; and

         (j) any other amounts due or overdue by the Master Issuer to third parties including the Rating Agencies and the amounts paid by the Master Issuer under the Programme Agreement, each Subscription Agreement, each Underwriting Agreement and in consideration of the Master Issuer entering into any replacement Master Issuer Swap Agreement to the extent not paid or payable using any early termination amount received or receivable by the Master Issuer pursuant to the Master Issuer Swap Agreement it replaces and excluding, for the avoidance of doubt, any amounts specified in paragraphs (d) to (i) above and any amounts owing to the Noteholders, together with, (i) in respect of taxable supplies made to the Master Issuer, an amount in respect of any VAT or similar tax payable in respect thereof against production of a valid tax invoice; and (ii) in respect of taxable supplies made to a person other than the Master Issuer, any amount in respect of any VAT or Irrecoverable VAT or similar tax (as the case may be) payable in respect thereof as provided in the relevant agreement (against production of a copy of the relevant tax invoice), and to be applied subject to and in accordance with the provisions of the Master Issuer Pre-Enforcement Revenue Priority of Payments in the Master Issuer Cash Management Agreement. The parties acknowledge that the amount payable by Funding 2 to the Master Issuer pursuant to this Clause 7.5 shall be paid in accordance with the Funding 2 Deed of Charge and the relevant Funding 2 Priority of Payments (which prior to service of a Master Intercompany Loan Acceleration Notice shall be paragraph (a)(ii) of the Funding 2 Pre-Enforcement Revenue Priority of Payments in the case of the amount payable pursuant to paragraphs (a) to (g) and (j) above and paragraph (s)(ii) of the Funding 2 Pre-Enforcement Revenue Priority of Payments in the case of the amount payable pursuant to paragraphs (h) and (i) above) and (in each case) subject to the provisions of Clause 5.1 such that in the event of a shortfall resulting in any such amount not being paid on a Funding 2 Interest Payment Date then such amount shall not be paid until the next Funding 2 Interest Payment Date (if any) on which Funding 2 has sufficient amounts standing to the credit of the Funding 2 GIC Account and the Funding 2 Transaction Account to pay such amount in accordance with the Funding 2 Deed of Charge and the relevant Funding 2 Priority of Payments.

7.6      SET-OFF

         Funding 2 and each of the other parties to this Agreement agree that the Master Issuer shall be entitled to set-off those amounts due and payable by Funding 2 pursuant to Clause 7.5 on the Closing Date for a Loan Tranche against the amount to be advanced by the Master Issuer to Funding 2 under such Loan Tranche on such Closing Date.

8.       REPAYMENT

8.1      REPAYMENT OF RATED LOAN TRANCHES

         Subject to Clause 5, on each Loan Payment Date, other than a Loan Payment Date on which a Rated Loan Tranche is to be repaid under Clause 9, Funding 2 shall repay principal in respect of such Rated Loan Tranche in an amount equal to:

         (a) prior to the occurrence of a Trigger Event, service on Funding 2 of a Master Intercompany Loan Acceleration Notice or the service on the Master Issuer of a Note Acceleration Notice, the lower of:

                 (i) the amount due to be paid on such Loan Payment Date as specified for such Rated Loan Tranche in the applicable Loan Tranche Supplement; and

                 (ii) the amount which is available, under the terms of the Funding 2 Deed of Charge and the Cash Management Agreement, to repay principal in respect of such Rated Loan Tranche as set out in Part 2 of Schedule 4 of the Funding 2 Deed of Charge,

                 provided that, in the case of any Pass-Through Loan Tranche, the amount of principal to be repaid by Funding 2 in respect of such Rated Loan Tranche on any applicable Loan Payment Date occurring on or following its Step-Up Date shall be calculated in accordance with subparagraph (ii) above; or

         (b) following the occurrence of a Non-Asset Trigger Event but prior to the occurrence of an Asset Trigger Event, service on Funding 2 of a Master Intercompany Loan Acceleration Notice or service on the Master Issuer of a Note Acceleration Notice, the amount which is available under the terms of the Funding 2 Deed of Charge and the Cash Management Agreement to repay principal in respect of such Loan Tranche in such circumstances as set out in Part 2 of Schedule 4 of the Funding 2 Deed of Charge; or

         (c) following the occurrence of an Asset Trigger Event but prior to service on Funding 2 of a Master Intercompany Loan Acceleration Notice or service on the Master Issuer of a Note Acceleration Notice, the amount which is available under the terms of the Funding 2 Deed of Charge and the Cash Management Agreement to repay principal in respect of such Rated Loan Tranche in such circumstances as set out in Part 2 of Schedule 4 of the Funding 2 Deed of Charge; or

         (d) following service on Funding 2 of a Master Intercompany Loan Acceleration Notice but prior to service on the Master Issuer of a Note Acceleration Notice, the amount which is available under the terms of the Funding 2 Deed of Charge and the Cash Management Agreement to repay principal in respect of such Rated Loan Tranche in such circumstances as set out in Part 2 of Schedule 4 of the Funding 2 Deed of Charge; or

         (e) following service on the Master Issuer of a Note Acceleration Notice, the amount which is available under the terms of the Funding 2 Deed of Charge and the Cash Management Agreement to repay principal in respect of such Loan Tranche in such circumstances as set out in Part 3 of Schedule 4 of the Funding 2 Deed of Charge.

8.2      REPAYMENT OF SUBORDINATED LOAN TRANCHES

(a) Funding 2 shall make repayments of all or any part of a Subordinated Loan Tranche on each Funding 2 Interest Payment Date if, and to the extent that, there are Funding 2 Available Principal Receipts available therefor after making the payments and provisions referred to in paragraphs (a) to (p) of the

         Funding 2 Pre-Enforcement Principal Priority of Payments, until such Subordinated Loan Tranche has been reduced to the Required Subordinated Loan Principal Outstanding Amount.

8.3      REPAYMENT OF START-UP LOAN TRANCHES

(a) Funding 2 shall make repayments of all or any part of a Start-Up Loan Tranche on each Funding 2 Interest Payment Date if, and to the extent that, there are Funding 2 Available Revenue Receipts available therefor after making the payments and provisions referred to in paragraphs (a) to (t) of the Funding 2 Pre-Enforcement Revenue Priority of Payments, until such Start-Up Loan Tranche and any accrued but unpaid interest thereon has been fully repaid.

8.4      DEFERRAL OF PRINCIPAL ON LOAN TRANCHES

         To the extent that there are insufficient funds available to Funding 2 to repay the amount due to be paid on such Loan Payment Date, Funding 2 will be required to repay the shortfall, to the extent that it receives funds therefor (and subject to the terms of the Funding 2 Deed of Charge and the Cash Management Agreement) on subsequent Funding 2 Payment Dates in respect of such Loan Tranche.

8.5      RATED LOAN TRANCHE RATINGS

         Unless otherwise specified for any Rated Loan Tranche in the applicable Loan Tranche Supplement, such Rated Loan Tranche shall be repaid (as to both interest and principal) in the priority according to the Loan Tranche Rating of that Rated Loan Tranche. The Loan Tranche Rating for a Rated Loan Tranche will be specified for such Rated Loan Tranche in the applicable Loan Tranche Supplement.

8.6 SUBORDINATION OF SUBORDINATED LOAN TRANCHES AND START-UP LOAN TRANCHES TO RATED LOAN TRANCHES

         Each Rated Loan Tranche shall be paid (as to interest) and repaid (as to principal) in priority to each Subordinated Loan Tranche and each Start-Up Loan Tranche.

8.7      SUBORDINATION OF START-UP LOAN TRANCHES TO SUBORDINATED LOAN TRANCHES

         Each Subordinated Loan Tranche shall be paid (as to interest) and repaid (as to principal) in priority to each Start-Up Loan Tranche.

8.8      PAYMENT SUBJECT TO TERMS OF THE FUNDING 2 DEED OF CHARGE

         The terms and conditions of Clause 7 and this Clause 8 are to be read in conjunction with the provisions of the Funding 2 Deed of Charge, as the same may be amended or varied from time to time in accordance with the provisions thereof.

9.       PREPAYMENT

9.1      PREPAYMENT FOR TAXATION OR OTHER REASONS

         If:

         (a) Funding 2 is required to withhold or deduct from any payment of principal or interest in respect of any Loan Tranche any amount for or on account of Tax; or

         (b) the Master Issuer is required to withhold or deduct from any payment of principal, interest or premium in respect of its Notes any amount for or on account of Tax; or

         (c) the Master Issuer or Funding 2, as the case may be, falls within the Securitisation Tax Regime but subsequently ceases to fall within the Securitisation Tax Regime; or

         (d)     a Loan Tranche becomes illegal as described in Clause 11,

         then, without prejudice to the obligations of Funding 2 under Clause 11 and subject to Clause 12, Funding 2 may prepay, in the case of (a) to (c) above, subject to the Master Issuer satisfying the requirements of Condition 5(E) of the related Notes, on any Funding 2 Interest Payment Date, having given not more than 60 days' and not less than 30 days' (or such shorter period as may be required by any relevant law in the case of any Loan Tranche which becomes illegal pursuant to Clause 11) prior written notice to the Master Issuer and the Note Trustee (or on or before the latest date permitted by the relevant law in the case of Clause 11) so long as the relevant circumstances continue, the applicable Loan Tranches (which in the case of (c) above, shall include all outstanding Loan Tranches) without penalty or premium but subject to Clause 16, provided that (in the case of a Rated Loan Tranche) the Master Issuer is able to repay the related Notes used to fund such Rated Loan Tranche on such Funding 2 Interest Payment Date from funds received from repayment of such Rated Loan Tranche.

9.2      PREPAYMENT AT OPTION OF MASTER ISSUER

         The Master Issuer, at its option, may require Funding 2 to prepay the outstanding principal amount of a Rated Loan Tranche (together with any accrued interest) on any Funding 2 Interest Payment Date on which the Master Issuer has decided to exercise its option, if any, to redeem in full the Notes used to fund such Rated Loan Tranche. The Master Issuer shall give Funding 2 not more than 60 days' and not less than 30 days' prior written notice of the Master Issuer's decision to exercise its option to require Funding 2 to prepay the relevant Loan Tranche. Any prepayment by Funding 2 will be made without penalty or premium but will be subject to Clause 16.

9.3      APPLICATION OF MONIES

(a) The Master Issuer hereby agrees to apply any amounts received by way of prepayment of a Rated Loan Tranche pursuant to Clause 9.1 or Clause
         9.2 in making prepayments under the relevant Series and Class of Notes.

(b) The Master Issuer hereby agrees to apply any amounts received by way of prepayment of a Subordinated Loan Tranche pursuant to Clause 9.1 in making prepayments under the relevant Master Issuer Subordinated Loan Agreement.

(c) The Master Issuer hereby agrees to apply any amounts received by way of prepayment of a Start-Up Loan Tranche pursuant to Clause 9.1 in making prepayments under the relevant Master Issuer Start-Up Loan Agreement.

10.      TAXES

10.1     NO GROSS UP

         All payments by Funding 2 under this Agreement shall be made without any deduction or withholding for or on account of, and free and clear of, any Taxes, except to the extent that Funding 2 is required by law to make payment subject to such deduction or withholding.

10.2     TAX RECEIPTS

         All Taxes required by law to be deducted or withheld by Funding 2 from any amounts paid or payable under this Agreement shall be paid by Funding 2 when due and Funding 2 shall, within 30 days of the payment being made, deliver to the Master Issuer evidence satisfactory to the Master Issuer (including all relevant Tax receipts) that the payment has been duly remitted to the appropriate authority.

11.      ILLEGALITY

         If, at any time, it is unlawful for the Master Issuer to make, fund or allow to remain outstanding a Loan Tranche made by it under this Agreement, then the Master Issuer shall, promptly after becoming aware of the same, deliver to Funding 2, the Funding 2 Security Trustee and the Rating Agencies a legal opinion to that effect from reputable counsel and if the Master Issuer so requires, Funding 2 shall promptly to the extent necessary to cure such illegality prepay such Loan Tranche subject to and in accordance with the provisions of Clause 9.1.

12.      MITIGATION

         If circumstances arise in respect of the Master Issuer which would, or would upon the giving of notice, result in:

         (a)     the prepayment of the Loan Tranches pursuant to Clause 11; or

         (b) a withholding or deduction from the amount to be paid by Funding 2 for or on account of Taxes pursuant to Clause 10,

         then, without in any way limiting, reducing or otherwise qualifying the obligations of Funding 2 under this Agreement, the Master Issuer shall:

         (i) promptly upon becoming aware of the circumstances, notify the Funding 2 Security Trustee, Funding 2 and the Rating Agencies; and

         (ii) upon written request from Funding 2, take such reasonable steps as may be practical to mitigate the effects of those circumstances including (without limitation) the assignment of the Master Issuer's rights under this Agreement to, and assumption of all the Master Issuer's obligations under this Agreement by, another company satisfactory to the Funding 2 Security Trustee, which is willing to participate in the Loan Tranches in its place and which is not subject to (a) and/or
                 (b) above,

         provided that no such transfer or assignment and transfer of such rights and obligations may be permitted unless the Rating Agencies confirm in writing to Funding 2 and the Funding 2 Security Trustee that there will be no downgrading of the then current rating of the Notes issued by the Master Issuer as a result and Funding 2 indemnifies the Master Issuer for any reasonable costs and expenses properly incurred as a result of such transfer or assignment.

13.      QREPRESENTATIONS AND WARRANTIES OF FUNDING 2

13.1     REPRESENTATIONS AND WARRANTIES

         Funding 2 makes the representations and warranties set out in this Clause 13 to the Master Issuer and the Funding 2 Security Trustee (as trustee for each of the Funding 2 Secured Creditors).

13.2     STATUS

         (a) It is a limited liability company duly incorporated, validly existing and registered under the laws of the jurisdiction in which it is incorporated, capable of being sued in its own right and not subject to any immunity from any proceedings; and

         (b) it has the power to own its property and assets and to carry on its business as it is being conducted.

13.3     POWERS AND AUTHORITY

         It has the power to enter into, perform and deliver, and has taken all necessary corporate and other action to authorise the execution, delivery and performance by it of, each of the Transaction Documents to which it is a party.

13.4     LEGAL VALIDITY

         Each Transaction Document to which it is or will be a party constitutes or when executed in accordance with its terms will constitute, a legal, valid and binding obligation of Funding 2.

13.5     NON-CONFLICT

         The execution by it of each of the Transaction Documents to which it is a party and the exercise by it of its rights and the performance of its obligations under such Transaction Documents including, without limitation, borrowing pursuant to the terms of this Agreement or granting any security contemplated by the Transaction Documents will not:

         (a) result in the existence or imposition of, nor oblige it to create, any Security Interest in favour of any person (other than the Funding 2 Secured Creditors or as otherwise contemplated in the Transaction Documents) over all or any of its present or future revenues or assets;

         (b) conflict with any document which is binding upon it or any of its assets;

         (c)     conflict with its constitutional documents; or

         (d) conflict with any law, regulation or official or judicial order of any government, governmental body or court, domestic or foreign, having jurisdiction over it.

13.6     NO LITIGATION

         No litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened.

13.7     NO DEFAULT

         No Master Intercompany Loan Event of Default is continuing unremedied (if capable of remedy) or unwaived or would result from the making of any Loan Tranche.

13.8     AUTHORISATIONS

         All consents, licences, approvals, notices and authorisations required or desirable in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Transaction Documents have been obtained or effected (as appropriate) and are in full force and effect.

13.9     REGISTRATION REQUIREMENTS

         Except for due registration of the Funding 2 Deed of Charge under
         Section 395 of the Companies Act 1985, it is not necessary that the Funding 2 Deed of Charge or this Agreement be filed, recorded or enrolled with any authority or that, except for registration fees payable to the Registrar of

         Companies in respect of the Funding 2 Deed of Charge, any stamp, registration or similar tax be paid on or in respect thereof.

13.10    RANKING OF SECURITY

         The security conferred by the Funding 2 Deed of Charge constitutes a first priority security interest of the type described, and over the security assets referred to, in the Funding 2 Deed of Charge and the Funding 2 Charged Property is not subject to any prior or pari passu Security Interests.

13.11    NO OTHER BUSINESS

(a) It has not traded or carried on any business since its date of incorporation or engaged in any activity whatsoever that is not incidental to or necessary in connection with any of the activities in which the Transaction Documents provide or envisage that it will engage; and

(b) it is not party to any material agreements other than the Transaction Documents.

13.12    OWNERSHIP

(a) Its entire issued share capital is legally and beneficially owned and controlled by Holdings; and

(b)      its shares are fully paid.

13.13    GOOD TITLE AS TO ASSETS

         Subject to the Security Interests created under the Funding 2 Deed of Charge, it is and will remain the absolute beneficial owner of the Funding 2 Share and absolute legal and beneficial owner of all other assets charged or assigned by the Funding 2 Deed of Charge to which it is a party.

13.14    TAX

(a) It is a resident for tax purposes and legally domiciled in its jurisdiction of incorporation;

(b) it has no branch, business establishment or other fixed establishment outside the United Kingdom; and

(c) no part of its purpose or objects in being party to the Transaction Documents and the transactions contemplated by them has been, is or will be an 'unallowable purpose' within the meaning of paragraph 13 of
         Schedule 9 to the Finance Act 1996, paragraph 23 of Schedule 26 to the Finance Act 2002 or Regulation 12 of the Taxation of Securitisation Companies Regulations 2006.

13.15    REPETITION

         The representations in this Clause 13 shall survive the execution of this Agreement and the making of each Loan Tranche under this Agreement, and shall be repeated by Funding 2 on each Closing Date relating to the making of each Loan Tranche by reference to the facts and circumstances then existing.

14.      COVENANTS

14.1     DURATION

         The undertakings in this Clause 14 shall remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement.

14.2     INFORMATION

         Funding 2 shall supply to the Funding 2 Security Trustee and the Rating Agencies:

         (a) as soon as the same are available its audited accounts for that Financial Year; and

         (b) promptly, such other information in connection with the matters contemplated by the Transaction Documents, as the Funding 2 Security Trustee or the Rating Agencies may reasonably request.

14.3     NOTIFICATION OF DEFAULT

         Funding 2 shall notify the Master Issuer and the Funding 2 Security Trustee of any Master Intercompany Loan Event of Default (and the steps, if any, being taken to remedy it) promptly upon Funding 2 becoming aware of its occurrence.

14.4     AUTHORISATIONS

         Funding 2 shall promptly:

         (a)     obtain, maintain and comply with the terms of; and

         (b) upon request, supply certified copies to the Master Issuer and the Funding 2 Security Trustee of,

         any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Transaction Document to which it is a party.

14.5     PARI PASSU RANKING

         Funding 2 shall procure that its obligations under the Transaction Documents do and will rank at least pari passu with all its other present and future unsecured obligations, except for obligations mandatorily preferred by law.

14.6     NEGATIVE PLEDGE

         Funding 2 shall not create or permit to subsist any Security Interest over or in respect of any of its assets (unless arising by operation of law) other than as provided pursuant to the Transaction Documents.

14.7     DISPOSALS

         Funding 2 shall not, either in a single transaction or in a series of transactions, whether related or not and whether voluntarily or involuntarily, sell, lend, assign, transfer, lease, part with or otherwise dispose of or grant any option over all or any part of its assets, properties or undertakings or any interest, estate, right, title or benefit therein, other than as provided for pursuant to the Transaction Documents.

14.8     MERGERS AND ACQUISITIONS

(a) Funding 2 shall not enter into any amalgamation, demerger, merger or reconstruction.

(b) Funding 2 shall not acquire any assets or business or make any investments other than as contemplated in the Transaction Documents.

14.9     LENDING AND BORROWING

(a) Except as provided or contemplated under the Transaction Documents, Funding 2 shall not make any loans or provide any other form of credit to any person.

(b) Funding 2 shall not give any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which Funding 2 assumes any liability of any other person.

(c) Funding 2 shall not incur any indebtedness in respect of any borrowed money other than under the Transaction Documents.

14.10    SHARES AND DIVIDENDS

         Funding 2 shall not:

         (a) declare or pay any dividend or make any other distribution in respect of any of its shares other than in accordance with the Funding 2 Deed of Charge;

         (b) issue any further shares or alter any rights attaching to its issued shares as at the date hereof; or

         (c)     repay or redeem any of its share capital.

14.11    CHANGE OF BUSINESS

(a) Funding 2 shall not carry on any business or engage in any activity other than as contemplated by the Transaction Documents or which is not incidental to or necessary in connection with any of the activities in which the Transaction Documents provide or envisage that Funding 2 will engage.

(b) Funding 2 shall not have any subsidiaries or subsidiary undertakings as defined in the Companies Act 1985, as amended.

(c)      Funding 2 shall not have any employees or own any premises.

14.12    TAX

(a) Funding 2 shall not apply to become part of any group for the purposes of sections 43A-D of the Value Added Tax Act 1994 (including any other legislative provisions supplementing the same) with the Master Issuer unless required to do so by law.

(b) If Funding 2 falls within the Securitisation Tax Regime, Funding 2 shall take reasonable steps to ensure that it does not fall outside the Securitisation Tax Regime.

14.13    UNITED STATES ACTIVITIES

         Funding 2 will not engage in any activities in the United States (directly or through agents), will not derive any income from United States sources as determined under United States income tax principles and will not hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under United States tax principles.

15.      DEFAULT

15.1     MASTER INTERCOMPANY LOAN EVENTS OF DEFAULT

         Each of the events set out in Clause 15.2 to Clause 15.8 (inclusive) is a MASTER INTERCOMPANY LOAN EVENT OF DEFAULT (whether or not caused by any reason whatsoever outside the control of Funding 2 or any other person).

15.2     NON-PAYMENT

         Subject to Clause 5.1, Funding 2 does not pay on the due date or such failure to pay continues for a period of three London Business Days after such due date any amount payable by it under this Agreement or any other loan agreement entered into by Funding 2 at the place at and in the currency in which it is expressed to be payable.

15.3     BREACH OF OTHER OBLIGATIONS

         Funding 2 does not comply in any material respect (in the opinion of the Funding 2 Security Trustee) with any of its obligations under the Transaction Documents to which it is a party (other than those referred to in Clause 15.2) and such non-compliance, if capable of remedy, is not remedied promptly and in any event within twenty London Business Days of Funding 2 becoming aware of the non-compliance or receipt of a written notice from the Funding 2 Security Trustee requiring Funding 2's non-compliance to be remedied.

15.4     MISREPRESENTATION

         A representation, warranty or statement made or repeated in or in connection with any Transaction Document or in any document delivered by or on behalf of Funding 2 under or in connection with any Transaction Document is incorrect in any material respect (in the opinion of the Funding 2 Security Trustee) when made or deemed to be made or repeated.

15.5     INSOLVENCY

         Any corporate action is taken by Funding 2, or any legal proceedings are started, for the winding-up, dissolution, administration or appointment of a liquidator, receiver, administrator, administrative receiver, trustee or similar officer of Funding 2 or of any or all of Funding 2's revenues and assets or any application is made or petition is lodged for the making of an administration order in relation to Funding 2.

15.6     CREDITORS' PROCESS

         Any attachment, sequestration, distress or execution affects any asset of Funding 2 and is not discharged within twenty London Business Days.

15.7     UNLAWFULNESS

         It is or becomes unlawful for Funding 2 to perform any of its obligations under any Transaction Document.

15.8     THE FUNDING 2 DEED OF CHARGE

         The Funding 2 Deed of Charge is no longer binding on or enforceable against Funding 2 or effective to create the security intended to be created by it.

15.9     OWNERSHIP

         The entire issued share capital of Funding 2 ceases to be legally and beneficially owned and controlled by Holdings.

15.10    ACCELERATION OF MASTER INTERCOMPANY LOAN

         Upon the occurrence of a Master Intercompany Loan Event of Default which is continuing unremedied and/or has not been waived, the Funding 2 Security Trustee may by written notice to Funding 2 (a MASTER INTERCOMPANY LOAN ACCELERATION NOTICE) which is copied to each of the Funding 2 Secured Creditors and the Mortgages Trustee:

         (a) declare all Loan Tranches made under this Agreement to be immediately due and payable, whereupon the same shall, subject to Clause 15.11, become so payable together with accrued interest thereon and any other sums then owed by Funding 2 under this Agreement; and/or

         (b) declare the Loan Tranches to be due and payable on demand of the Funding 2 Security Trustee.

15.11    REPAYMENT OF MASTER INTERCOMPANY LOAN ON ACCELERATION

         Upon the Funding 2 Security Trustee declaring the Loan Tranches to be immediately due and payable pursuant to Clause 15.10, the amount due and payable in respect of each Loan Tranche shall be paid by Funding 2 without penalty or premium but subject to Clause 16.

16.      DEFAULT INTEREST AND INDEMNITY

16.1     DEFAULT LOAN INTEREST PERIODS

         If any sum due and payable by Funding 2 under this Agreement is not paid on the due date for payment in accordance with this Agreement or if any sum due and payable by Funding 2 under any judgment or decree of any court in connection with this Agreement is not paid on the date of such judgment or decree, the period beginning on such due date or, as the case may be, the date of such judgment or decree and ending on the date upon which the obligation of Funding 2 to pay such sum (the balance thereof for the time being unpaid being herein referred to as an UNPAID SUM) is discharged shall be divided into successive periods, each of which (other than the first) shall start on (and include) a Funding 2 Interest Payment Date and end on (but exclude) the next Funding 2 Interest Payment Date unless the Funding 2 Security Trustee otherwise provides having regard to when such unpaid sum is likely to be paid.

16.2     DEFAULT INTEREST

         During each such period relating to an unpaid sum as is mentioned in this Clause 16 an unpaid sum shall bear interest at the rate per annum which the Master Issuer, acting reasonably, determines and certifies to Funding 2 and the Funding 2 Security Trustee will be sufficient to enable it to pay interest and other costs and indemnities on or in respect of any amount which the Master Issuer does not pay as a result of Funding 2's non-payment under this Agreement, as a result of such unpaid sum not being paid to it.

16.3     PAYMENT OF DEFAULT INTEREST

         Any interest which shall have accrued under Clause 16.2 in respect of an unpaid sum shall be due and payable and shall be paid by Funding 2 at the end of the period by reference to which it is calculated.

16.4     BROKEN PERIODS

         Funding 2 shall forthwith on demand indemnify the Master Issuer against any loss or liability that the Master Issuer incurs as a consequence of any payment of principal being received from any source otherwise than on a Funding 2 Interest Payment Date or an overdue amount being received otherwise than on its due date.

16.5     FUNDING 2'S PAYMENT INDEMNITY

         Funding 2 undertakes to indemnify the Master Issuer:

         (a) against any cost, claim, loss, expense (including legal fees) or liability together with any amount in respect of Irrecoverable VAT thereon (other than by reason of the negligence or wilful default by the Master Issuer) which it may sustain or incur as a consequence of the occurrence of any Master Intercompany Loan Event of Default or any default by Funding 2 in the performance of any of the obligations expressed to be assumed by it in any of the Transaction Documents (other than by reason of negligence or wilful default on the part of the Master Issuer or prior breach by the Master Issuer of the terms of any of the Transaction Documents to which it is a party);

         (b) against any loss it may suffer as a result of its funding a Loan Tranche requested by Funding 2 under the Master Intercompany Loan Agreement but not made; and

         (c) against any other loss or liability (other than by reason of the negligence or default of the Master Issuer or breach by the Master Issuer of the terms of any of the Transaction Documents to which it is a party (except where such breach is caused by the prior breach of Funding 2) or loss of profit) it may suffer by reason of having made a Loan Tranche available or entering into this Agreement or enforcing any security granted pursuant to the Funding 2 Deed of Charge.

17.      PAYMENTS

17.1     PAYMENT

(a) Subject to Clause 5, all amounts of interest and principal to be paid to the Master Issuer under this Agreement shall be paid in Sterling for value by Funding 2 to the Master Issuer Transaction Account.

(b) On each date on which this Agreement requires any amount other than the amounts specified in Clause 17.1 to be paid by Funding 2, Funding 2 shall, save as provided otherwise herein, make the same available to the Master Issuer by payment in Sterling in immediately available, freely transferable, cleared funds to the Master Issuer Transaction Account.

17.2     ALTERNATIVE PAYMENT ARRANGEMENTS

         If, at any time, it shall become impracticable (by reason of any action of any governmental authority or any change in law, exchange control regulations or any similar event) for Funding 2 to make any payments under this Agreement in the manner specified in Clause 17.1, then Funding 2 shall make such alternative arrangements for the payment direct to the Master Issuer of amounts due under this Agreement as are acceptable to the Funding 2 Security Trustee.

17.3     NO SET-OFF

         All payments required to be made by Funding 2 under this Agreement shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of, and without any deduction for or on account of, any set-off or counterclaim.

18.      ENTRENCHED PROVISIONS

         Each of Funding 2, the Master Issuer and the Funding 2 Security Trustee acknowledge and agree that Funding 2 may from time to time enter into New Funding 2 Loan Agreements and that the obligation of Funding 2 to repay the Loan Tranches made under this Agreement will rank pari passu with the obligations of Funding 2 to repay any such other loans made under such New Funding 2 Loan Agreements. If Funding 2 intends to enter into a New Funding 2 Loan Agreement then the provisions of this Agreement may be varied (with the consent of the parties to this Agreement to the extent necessary to reflect the terms of such New Funding 2 Loan Agreement) in accordance with Clause 18 of the Funding 2 Deed of Charge PROVIDED THAT no variation shall be made to any of the following terms without the prior written consent of the Funding 2 Secured Creditors and the Rating Agencies:

         (a)     the determination of the Loan Tranche Rates of Interest;

         (b)     Clause 5 (Limited Recourse);

         (c)     Clause 10 (Taxes); and

         (d)     Clause 19.5 (Funding 2 Security Trustee).

19.      FURTHER PROVISIONS

19.1     EVIDENCE OF INDEBTEDNESS

         In any proceeding, action or claim relating to a Loan Tranche a statement as to any amount due to the Master Issuer under such Loan Tranche which is certified as being correct by an officer of the Funding 2 Security Trustee shall, unless otherwise provided in this Agreement, be prima facie evidence that such amount is in fact due and payable.

19.2     ENTIRE AGREEMENT, AMENDMENTS AND WAIVER AND RIGHTS CUMULATIVE

(a) This Agreement sets out the entire agreement and understanding between the parties with respect to the subject matter of this Agreement superseding all prior oral or written understandings other than the other Transaction Documents.

(b) Subject to Clause 18, no amendment or waiver of any provision of this Agreement nor consent to any departure by any of the parties therefrom shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto. In the case of a waiver or consent, such waiver or consent shall be effective only in the specific instance and as against the party or parties giving it for the specific purpose for which it is given.

(c) The respective rights of each of the parties to this Agreement are cumulative and may be exercised as often as they consider appropriate. No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies in this Agreement are cumulative and not exclusive of any remedies provided by law.

19.3     ASSIGNMENT

         Neither the Master Issuer nor Funding 2 may assign or transfer any of its respective rights and obligations under this Agreement PROVIDED
         THAT:

         (a) the Master Issuer may assign its rights, title, interest or benefit hereunder to the Master Issuer Security Trustee pursuant to the Master Issuer Deed of Charge; and

         (b) Funding 2 may assign its rights hereunder to the Funding 2 Security Trustee pursuant to the Funding 2 Deed of Charge.

19.4     SEVERABILITY

         If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

         (a) the validity or enforceability in that jurisdiction of any other provision of this Agreement; or

         (b) the validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

19.5     FUNDING 2 SECURITY TRUSTEE

         The Funding 2 Security Trustee shall have no responsibility for any of the obligations of the Master Issuer or any other party to this Agreement (other than itself). For the avoidance of doubt, the parties to this Agreement acknowledge that the rights and obligations of the Funding 2 Security Trustee under this Agreement are governed by the Funding 2 Deed of Charge.

19.6     COUNTERPARTS

         This Agreement may be executed in any number of counterparts (manually or by facsimile) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

19.7     THIRD PARTY RIGHTS

         A person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

20.      REDENOMINATION

         Each obligation under this Agreement which has been denominated in Sterling shall be redenominated in Euro in accordance with applicable legislation passed by the European Monetary Union upon such redenomination of the Notes.

21.      NOTICES

         Any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before
         5.00 p.m. on a London Business Day or on the next London Business Day if delivered thereafter or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

         (a) in the case of the Master Issuer: to Permanent Master Issuer PLC, 35 Great St. Helen's, London EC3A 6AP (facsimile number +44 (0)20 7398 6325) for the attention of the Secretary with a copy to Bank of Scotland plc, Treasury Division, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

         (b) in the case of Funding 2: to Permanent Funding (No. 2) Limited, 35 Great St. Helen's, London EC3A 6AP (facsimile number +44 (0)20 7398 6325) for the attention of the Secretary with a copy to Bank of Scotland plc, Treasury Division, 33 Old Broad Street, London EC2N 1HZ (facsimile number +44 (0)20 7574
                 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

         (c) in the case of the Funding 2 Security Trustee: to the Bank of New York, One Canada Square, London E14 5AL (facsimile number +44 (0)20 7964 2533), for the attention of Corporate Trust Administration - ABS/MBS); and

         (d) in the case of Agent Bank, to Citibank, N.A., Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, (facsimile number 020 7508 3881) for the attention of Rate Fixing,

         or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 21. All notices served under this Agreement shall be simultaneously copied to the Funding 2 Security Trustee by the person serving the same.

22.      GOVERNING LAW AND SUBMISSION TO JURISDICTION

22.1     This Agreement is governed by the laws of England.

22.2 Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement as a deed on the day and year first before written.

                                  SCHEDULE 1

                             CONDITIONS PRECEDENT

1.       AUTHORISATIONS

1.1 A copy of the memorandum and articles of association and certificate of incorporation of Funding 2.

1.2 A copy of a resolution of the board of directors of Funding 2 authorising the entry into, execution and performance of the Loan Tranche Supplement and each of the relevant Transaction Documents related to the relevant Loan Tranche Supplement to which Funding 2 is a party and authorising specified persons to execute those on its behalf.

1.3      A certificate of a director of Funding 2 certifying:

         (a)     that each document delivered under this paragraph 1 of
                 Schedule 1 is correct, complete and in full force and effect as at a date no later than the date of the Loan Tranche Supplement and undertaking to notify the Funding 2 Security Trustee if that position should change prior to the relevant Closing Date; and

         (b) as to the identity and specimen signatures of the directors and signatories of Funding 2.

2.       LEGAL OPINION

         Legal opinions of:

         (a) Allen & Overy LLP, English and U.S. legal advisers to the Seller, the Master Issuer and Funding 2, addressed to the Funding 2 Security Trustee; and

         (b) Shepherd and Wedderburn LLP, Scottish legal advisers to the Seller, the Master Issuer and Funding 2, addressed to the Funding 2 Security Trustee.

3.       TRANSACTION DOCUMENTS

         Duly executed copies of:

3.1      Bank Account Agreement;

3.2      Cash Management Agreement;

3.3      Controlling Beneficiary Deed;

3.4      Corporate Services Agreement;

3.5      Data Processor Agreement;

3.6      Funding 2 Deed of Charge;

3.7      Funding 2 Guaranteed Investment Contract;

3.8      Funding 2 Start-Up Loan Agreements (if applicable);

3.9      Funding 2 Swap Agreement;

3.10     Master Definitions and Construction Schedule;

3.11     Master Intercompany Loan Agreement;

3.12     Master Issuer Bank Account Agreement;

3.13     Master Issuer Cash Management Agreement;

3.14     Master Issuer Corporate Services Agreement;

3.15     Master Issuer Deed of Charge;

3.16     Master Issuer Master Definitions Schedule;

3.17     Master Issuer Paying Agent and Agent Bank Agreement;

3.18     Master Issuer Post-Enforcement Call Option Agreement;

3.19     Master Issuer Start-up Loan Agreement (dated the relevant Closing
         Date) (if applicable);

3.20     Master Issuer Subordinated Loan Agreement (dated the relevant Advance
         Date) (if applicable);

3.21     Master Issuer Swap Agreements;

3.22     Master Issuer Trust Deed;

3.23     Mortgage Sale Agreement;

3.24     Mortgages Trust Deed;

3.25     Mortgages Trustee Guaranteed Investment Contract;

3.26     Seller Mortgages Trust Assignment Agreement; and

3.27     Servicing Agreement.

                                  SCHEDULE 2

                          FORM OF LOAN TRANCHE NOTICE

From:    Permanent Funding (No. 2) Limited (FUNDING 2)

To:      Permanent Master Issuer plc (the MASTER ISSUER)

Copy:    The Bank of New York (the FUNDING 2 SECURITY TRUSTEE)

Dear Sirs,

1. We refer to the agreement between, inter alios, ourselves, the Master Issuer and the Funding 2 Security Trustee (as from time to time amended, varied, novated or supplemented (the MASTER INTERCOMPANY LOAN AGREEMENT)) dated 17 October 2006 whereby a Master Intercompany Loan Facility was made available to us. Terms defined in the Master Intercompany Loan Agreement shall have the same meaning in this notice.

2. We hereby give you notice that, pursuant to the Master Intercompany Loan Agreement and upon the terms and subject to the conditions contained therein, we wish the following Loan Tranches to be made available to us on [specify Closing Date]:

         (a) Issue [*] [*] [AAA/AA/A/BBB/BB/Subordinated/Start-Up] Loan Tranche to be funded by the Series [*] [Class [*] Notes/Master Issuer Subordinated Loan/Master Issuer Start-Up Loan on the [Closing Date:/Advance Date]

                 (i)     principal amount and currency of [*];

                 (ii)    specified Currency Exchange Rate of GBP 1.00/[*];

                 (iii) Principal amount (in Sterling) available to be drawn in respect of such Loan Tranche of [POUND][*];

         [repeat for all applicable Loan Tranches]

3. The interest rate(s) applicable to each Loan Tranche will be as follows:

         (a)     Issue [*] [*] [AAA/AA/A/BBB/BB/Master Issuer
                 Subordinated/Master Issuer Start-Up] Loan Tranche: [*] [Set out relevant interest rate(s)]

         [repeat for all applicable Loan Tranches]

Yours faithfully,

For and on behalf of
PERMANENT FUNDING (NO. 2) LIMITED

                                  SCHEDULE 3

                        FORM OF LOAN TRANCHE SUPPLEMENT

                        FORM OF LOAN TRANCHE SUPPLEMENT

                                   [*] - [*]

                       PERMANENT FUNDING (NO. 2) LIMITED
                                 as Funding 2

                          PERMANENT MASTER ISSUER PLC
                               as Master Issuer

                             THE BANK OF NEW YORK
                         as Funding 2 Security Trustee

                                      and

                                CITIBANK, N.A.
                                 as Agent Bank

THIS LOAN TRANCHE SUPPLEMENT is dated [*]

BETWEEN:

(1) PERMANENT FUNDING (NO. 2) LIMITED (registered number 4441772), a private limited company incorporated under the laws of England and Wales whose registered office is at 35 Great St. Helen's, London EC3A 6AP (as FUNDING 2);

(2) PERMANENT MASTER ISSUER PLC (registered number 5922774), a public limited company incorporated under the laws of England and Wales whose registered office is at 35 Great St. Helen's, London EC3A 6AP (as MASTER ISSUER);

(3) THE BANK OF NEW YORK, acting through its office at One Canada Square, London E14 5AL (in its capacity as FUNDING 2 SECURITY TRUSTEE which, expression shall include such company and all other persons or companies for the time being acting as security trustee (or co-trustee) pursuant to the terms of the Funding 2 Deed of Charge); and

(4) CITIBANK, N.A., acting through its office at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (in its capacity as AGENT BANK).

This document constitutes the Loan Tranche Supplement relating to the Loan Tranches described herein. Terms used herein shall be deemed to be defined as such for the purposes of the Master Intercompany Loan Agreement entered into between the parties hereto on 17 October 2006 as amended and restated on 1 March 2007 and [*] November 2007. This Loan Tranche Supplement contains the final terms of the Loan Tranches identified and described herein, is supplemental to and must be read in conjunction with the Master Intercompany Loan Agreement.

[TO BE REPEATED FOR EACH LOAN TRANCHE FUNDED BY A SERIES AND CLASS OF NOTES A MASTER ISSUER SUBORDINATED LOAN AND/OR A START-UP LOAN DATED THE SAME CLOSING DATE AND/OR ADVANCE DATE]

LOAN TRANCHE: The Series [*] [Class [*] Notes/Master Issuer Subordinated Loan Advance/Master Issuer Start-Up Loan] will fund the [[*]-[*]
[AAA/AA/A/BBB/BB/Master Issuer Subordinated/Master Issuer Start-Up]] Loan Tranche which shall have the following terms:

1.       Borrower:                           Permanent Funding (No. 2) Limited

2.       Lender:                             Permanent Master Issuer plc

3.       (a)     Loan Tranche Rating:        [Not Applicable/l]

         (b)     Series Number:              [*]

4.       Initial Outstanding Principal
         Balance:                            [*]

5.       (a)     [Closing Date/Advance
                 Date]:                      [*]

         (b)     Loan Tranche Interest
                 Commencement Date:          [*]

         (c)     Loan Tranche Interest
                 Determination Dates:        [*]

6.       Final Repayment Date:               [*]

7.       Loan Payment Dates:                 [*]

8.       Relevant Margin:                    [*]

9.       Relevant Screen Rate:               [*]

10.      Call Option Date:                   [Not Applicable/The Funding 2
                                             Payment Date occurring in (specify
                                             date)]

11.      Step-Up Date:                       [Not Applicable/The Funding 2
                                             Payment Date occurring in [specify
                                             date]]

12.      Relevant Margin following
         Step-Up Date:                       [Not Applicable/[*]]

13.      Redemption/Payment Basis:           [Bullet Redemption]
                                             [Scheduled Amortisation]
                                             [Pass-through]
                                             [Not Applicable]

14.      Change of Redemption/Payment
         Basis: [Specify details of any provision for change of Loan Tranches into another Redemption/Payment Basis

15.      Details relating to Bullet
         Loan Tranche:                       [Applicable/Not Applicable]

                                             [if not applicable, delete the
                                             remaining subparagraphs of this
                                             paragraph]

         (a)     Relevant Accumulation
                 Amount:                     [*]

         (b)     Bullet Redemption
                 Date:                       [*]

16.      Details relating to Scheduled       [Applicable/Not Applicable]
         Amortisation Loan Tranche:

                                             [if the Scheduled Amortisation
                                             Loan Tranche is applicable,
                                             specify the Scheduled Amortisation
                                             Dates and Scheduled Amortisation
                                             Instalments below]

                                             [if not applicable, delete the
                                             remaining subparagraphs of this
                                             paragraph]

         (a)     Scheduled
                 Amortisation Dates:         Funding 2 Payment Dates occurring
                                             in [*]

         (b)     Relevant Accumulation
                 Amounts:                    [*]

17.      Details relating to                 [Applicable/Not Applicable]
         Pass-through Loan Tranches:

                                             [If the Pass-through Loan Tranche
                                             is applicable, specify the Funding
                                             2 Interest Payment Date following
                                             which the Pass-Through Loan
                                             Tranches will be due]

18.      Other terms and special
         conditions:                         [Not Applicable/give details]

CONFIRMATIONS:

Funding 2 confirms that:

(a) no Master Intercompany Loan Event of Default has occurred and is continuing which has not been waived, or would result from the making of such Loan Tranche;

(b) the representations and warranties set out in Clause 13 of the Master Intercompany Loan Agreement are true on and as of the Closing Date specified in this Loan Tranche Supplement by reference to the facts and circumstances then existing; and

(c) as of the Closing Date specified in this Loan Tranche Supplement, there will be no debit balance on the Funding 2 Principal Deficiency Ledger after the application of the Funding 2 Available Revenue Receipts on the next Funding 2 Interest Payment Date.

The Master Issuer confirms that no Note Event of Default has occurred and is continuing which has not been waived, or would result from the making of such Loan Tranche.

                                EXECUTION PAGE
                          FOR LOAN TRANCHE SUPPLEMENT

FUNDING 2

EXECUTED as a DEED by                       )
PERMANENT FUNDING (NO. 2) LIMITED           )
acting by two directors                     )

MASTER ISSUER

EXECUTED as a DEED by                       )
PERMANENT MASTER ISSUER PLC                 )
acting by two directors                     )

FUNDING 2 SECURITY TRUSTEE

EXECUTED as a DEED for and on behalf of:    )
                                            )
THE BANK OF NEW YORK                        )
by its authorised signatory                 )

Authorised Signatory                        )

Witness's signature                         )

Name:

Address:

AGENT BANK

EXECUTED as a DEED by an authorised
signatory for                               )
and on behalf of:                           )
CITIBANK, N.A.                              )

Authorised Signatory                        )

Witness's signature                         )

Name:

Address:

                                  SCHEDULE 4

                             SOLVENCY CERTIFICATE

                PERMANENT FUNDING (NO. 2) LIMITED (THE COMPANY)

To:      Permanent Master Issuer plc (the MASTER ISSUER)

Copy:    The Bank of New York (the FUNDING 2 SECURITY TRUSTEE)

We the undersigned HEREBY CERTIFY, that (i) having made all appropriate searches and investigations of the Company's books and records and the Company's accounts (both management and those required by law); and (ii) the officers of the Company having duly considered the provisions of the insolvency laws of the United Kingdom (including, without limitation, the provisions of sections 123 and 238 to 243 and 423 of the Insolvency Act 1986, as amended (the
ACT) and the provisions of the equivalent common law of Scotland regarding gratuitous alienations and fraudulent preferences) we have determined that:

(a)      the Company is not unable to pay its debts within the meaning of section 123 of the Act and would not become unable to do so in consequence of entering into the Transaction Documents to which it is a party or making any drawing or granting any security under the Transaction Documents to which it is a party, and the Company's assets currently exceed its liabilities (taking into account its actual, contingent and prospective liabilities) and will continue to do so notwithstanding the entry into by it of the Transaction Documents and the making of any drawing or the granting of any security under the Transaction Documents to which it is a party;

(b) no execution or other process issued on a judgment, decree or order of any court in favour of a creditor of the Company remains unsatisfied in whole or in part;

(c) to the best of our knowledge and belief no corporate action has been taken or is pending, no other steps have been taken and no legal proceedings have been commenced or are threatened or are pending for
         (i) the winding-up, liquidation, dissolution, administration or reorganisation of the Company; or (ii) the Company to enter into any composition or arrangement with its creditors generally; or (iii) the appointment of a receiver, administrator, administrative receiver, trustee or similar officer in respect of the Company or any of its property, undertaking or assets. No event equivalent to any of the foregoing has occurred in or under the laws of any relevant jurisdiction;

(d) neither the entry into of the Transaction Documents to which it is a party nor the making of any drawing nor granting of security under the Transaction Documents to which it is a party would be a transaction at an undervalue within the meaning of section 238 of the Act, since the value of any consideration received by the Company as a result of such drawing and/or grant of security would not be significantly less than the value of any consideration provided by the Company under the Transaction Documents to which it is a party;

(e) the entry into of the Transaction Documents to which it is a party, any drawing made by the Company under or pursuant to the Transaction Documents to which it is a party, and any security granted by the Company under or pursuant to the Transaction Documents to which it is a party will be entered into or made, as the case may be, by the Company, in good faith and for the purpose of carrying on its business, and there are reasonable grounds for believing that such entry into of such Transaction Documents, such drawings and grants of security would benefit the Company;

(f) neither the entry into the Transaction Documents to which it is a party nor the making of any drawing nor the granting of any security under the Transaction Documents to which it is a party would be a gratuitous alienation under section 242 of the Act (and equivalent provisions of common law of Scotland), since such drawing and/or grant of security was made for adequate consideration;

(g) in entering into the Transaction Documents to which it is a party, making a drawing under or pursuant to the Transaction Documents to which it is a party and/or granting security under or pursuant to the Transaction Documents to which it is a party the Company has no desire to give a preference to any person as contemplated by section 239 of the Act nor is it the purpose of the Company to put assets beyond the reach of a person who is making, or may at some time make, a claim against the Company or of otherwise prejudicing the interests of such a person in relation to the claim which he is making or may make;

(h) in entering into the Transaction Documents to which it is a party, making a drawing under or pursuant to the Transaction Documents to which it is a party and/or granting security under or pursuant to the Transaction Documents to which it is a party, the Company has not and will not breach any provision or exceed any powers contained in its Memorandum and Articles of Association; and

(i) the transaction contemplated by the Transaction Documents constitute reciprocal obligations of the Company with the other parties thereto for the purposes of section 243 of the Act (and equivalent provisions of common law of Scotland) and neither the entry into the Transaction Documents to which it is a party nor the making of any drawing nor the granting of any security under or pursuant to the Transaction Documents to which it is a party is or will be collusive for the purposes of prejudicing the general body of creditors of the Company.

Terms defined in the amended and restated master definitions and construction schedule signed by, amongst others, the Master Issuer and the Funding 2 Security Trustee and dated [*] November 2007 (as the same may be amended, varied or supplemented from time to time) shall have the same respective meanings when used in this Certificate.

DATED [*]

Signed for and on behalf of Permanent Funding (No. 2) Limited

.......................................
Director

.......................................
Director/Secretary

                                  SIGNATORIES

FUNDING 2

EXECUTED as a DEED by                       ) /S/ CLAUDIA WALLACE
PERMANENT FUNDING (NO. 2) LIMITED           )
acting by two directors                     ) /S/ HELENA WHITAKER

MASTER ISSUER

EXECUTED as a DEED by                       ) /S/ CLAUDIA WALLACE
PERMANENT MASTER ISSUER PLC                 )
acting by two directors                     ) /S/ HELENA WHITAKER

FUNDING 2 SECURITY TRUSTEE

EXECUTED as a DEED for and on behalf of:    ) /S/ VINCENT GIRAUD
THE BANK OF NEW YORK                        )
by its authorised signatory                 )

Authorised Signatory                        )

Witness's signature /S/ CHRIS WALL

Name:

Address: ALLEN & OVERY LLP
         40 BANK STREET
         LONDON E14 5DU

AGENT BANK

EXECUTED as a DEED by an authorised
signatory for                               )
and on behalf of:
CITIBANK, N.A.                              )

Authorised Signatory                        ) /S/ GEORGIA MITCHELL

Witness's signature /S/ CHRIS WALL

Name:

Address: ALLEN & OVERY LLP
         40 BANK STREET
         LONDON E14 5DU